UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2022

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	The New York Stock Exchange
Common Stock, par value $0.0001 per share	WRAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2022, Williams Rowland Acquisition Corp., a Delaware corporation (the “Company”), filed a proxy statement, dated December 6, 2022 (the “proxy statement”), with the U.S. Securities and Exchange Commission in connection with the special meeting of stockholders to be held on December 22, 2022 at 5:00 p.m. Eastern Time. As more fully described in the proxy statement, the special meeting will be held for the purpose of considering and voting on the following proposals: (i) a proposal to amend (the “Charter Amendment Proposal”) the Company’s amended and restated certificate of incorporation (the “Charter”), to extend the date by which the Company has to consummate a business combination up to six (6) times, each such extension for an additional one (1) month period (each an “Extension”), from January 29, 2023 to July 29, 2023 (or, if not a business day, to the next business day; (ii) a proposal to amend the Trust Agreement to allow to extend the time at which the trust must be liquidated another six times from January 29, 2023 to July 29, 2023 (or, if not a business day, to the next business day) (the “Trust Amendment Proposal”); and (iii) a proposal to direct the chairperson of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Charter Amendment Proposal and the Trust Amendment Proposal (the “Adjournment Proposal”).

In connection with the Charter Amendment Proposal, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding public shares. If the Charter Amendment Proposal is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when a business combination is submitted to the stockholders, subject to any limitations set forth in the Charter, as amended by the Charter Amendment Proposal. However, the Company will not proceed with the Charter Amendment Proposal or Trust Amendment Proposal if the redemption of public shares in connection therewith would cause the Company to have net tangible assets of less than $5,000,001.

On December 14, 2022, the Company entered into non-redemption agreements, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference with certain stockholders owning, in the aggregate, 297,000 shares of the Company’s common stock, in which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Charter Amendment Proposal. Williams Rowland Sponsor, LLC and Wrac, Ltd, the Sponsors of the Company agreed to transfer founders shares at the time of the business combination at the rate of 15,000 shares per 99,000 shares of Company common stock that the partners do not submit for redemption for an aggregate of 45,000 shares. The Company may enter into other agreements with one or more stockholders in which such stockholders will agree not to redeem all or a portion of their public shares in connection with the Charter Amendment Proposal. No additional funds will be deposited into the Trust Account.

Pursuant to the terms of the non-redemption agreement, the Company also agreed that until the earlier of (a) the consummation of SPAC’s initial business combination; (b) the liquidation of the Trust Account; and (c) two business days prior to the 24 month anniversary of the consummation of SPAC’s initial public offering, SPAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

The SPAC further confirmed that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of SPAC if it does not effect a business combination prior to its termination date. Notwithstanding the foregoing, this will not prevent the SPAC from receiving interest to pay income and franchise taxes as permitted by and in accordance with its Investment Management Trust Agreement with Continental Stock Transfer & Trust Company.

A form of the non-redemption agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the non-redemption agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the form of non-redemption agreement filed herewith.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2022

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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